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EXHIBIT 10.6
ESCROW AGREEMENT

THIS ESCROW AGREEMENT is entered into as of the __ day of the ___ day of ____________, 2004, by and among EXPRESS SYSTEMS CORPORATION (“Company"), and RUBIN, BAILIN, ORTOLI, MAYER & BAKER LLP, a New York limited liability company (the "Escrow Agent").

WITNESSETH:

WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission ("Registration Statement"), contemplating the public offering ("Offering") of 400,000 Shares, shares of common stock, $.001 par value (the "Shares"); the Company proposes to offer the Shares, without the use of an underwriter or selected broker/dealers, on a "best efforts--all or none" basis ("Offering"); the proceeds of sales of Shares made during the offering period described in the prospectus contained in the Registration Statement ("Prospectus") (which period will terminate on the earlier of (i) February 28, 2005 or June 30 2005 if the Company unilaterally extends the offering period; or (ii) the sale of the Offering (either (i), (ii) or (iii) shall be referred to as the "Offering Period")) are to be deposited and held in escrow pending the outcome of the Offering; if the Offering is completed during the Offering Period, such proceeds shall be paid to the Company; and if the Offering is not completed during the Offering Period, all of the funds so held in escrow are to be promptly returned to the purchasers of Shares without interest or deduction.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, as more fully set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.    Rubin, Bailin, Ortoli LLP agrees to act as Escrow Agent in connection with the Offering and, as such, to receive for deposit in its Attorney’s Escrow Account all of the aforesaid proceeds of sale.

2.    Promptly following receipt by the Company of checks, drafts, or other items for the payment of money covering purchased Shares, the Company shall deliver such items to the
Escrow Agent 405 Park Avenue, New York, New York 10022. The Escrow Agent will credit the proceeds of such items and funds to an escrow cash account to be held by it under the terms of this Agreement. Any item returned to the Escrow Agent on its first presentation for payment shall be returned to the investor and need not be again presented by the Escrow Agent for collection. The Company shall deliver only checks, drafts and other items made payable to the Escrow Agent. The requirements of this Paragraph 2 shall remain in effect until the termination of the Offering Period, notwithstanding an earlier completion of the Offering and remission of escrowed funds pursuant to this Paragraph hereof.

3.    At any time the Company delivers such checks, drafts, or other items for payment of money to the Escrow Agent, it shall also furnish the Escrow Agent with a list of the name of each purchaser, his or her address and social security or tax identification number, the number of Shares purchased, and the amount of the check, draft, or other item being delivered to the Escrow Agent.

4.    The effective date of the Prospectus shall be regarded for purposes of this Agreement as the date the Offering Period commences ("Commencement Date"). The Company shall deliver to the Escrow Agent either an affidavit of any one of its officers indicating the Commencement Date or a copy of the Prospectus. The Escrow Agent need not accept deposits prior to receipt of such affidavit or Prospect us.

5.    If at or prior to 5:00 P.M., New York Time, on the next business day following either Offering Period, as the case may be, there shall have been deposited with the Escrow Agent the sum of no less than $200,000 representing the aggregate proceeds from the sale of the Shares, the Escrow Agent shall, subject to the final collection of the checks, drafts, and other items for the payment of money so received, remit the balance in the escrow cash account, less such amounts payable to the Escrow Agent under Paragraph 8(ii) hereof, by issuing its check payable to the Company for the total escrow funds. It is understood and agreed that should any check(s) draft(s) or other item(s) for the payment of money be returned and unpaid for any reason whatsoever after the expiration of the Offering Period, as the case may be, that would cause the collected aggregate proceeds of the sale of the Shares to be less than $200,000, no monies shall be payable to the Company from the Escrow Account, and the Escrow Agent shall comply with the provisions of Paragraph 6 hereof.

6.    If by 5:00 P.M., New York Time, on the date provided in Paragraph 5 hereof, there shall not have been deposited with the Escrow Agent the sum of $200,000 as aforesaid, the Escrow Agent shall as soon as practicable thereafter issue and mail checks to the purchasers of the Shares and shall, for this purpose, rely upon the information furnished it as contemplated in Paragraph 3 hereof.

7.    The Company hereby agrees to indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings, at law or in equity, that it may incur or with which it may be threatened by reason of its acting as Escrow Agent as described herein; and in connection herewith, to indemnify the Escrow Agent against any and all expenses (including attorney's fees) or costs of defending any such action, suit, or proceeding or resisting any such claim; provided, however, that the provisions of this paragraph shall not apply in the event of any claim, liability, loss, action, suit, or proceeding resulting from the breach by the Escrow Agent of any provision of this Agreement or from its gross negligence or willful misconduct.

8.    As consideration for the Escrow Agent's agreement to act hereunder as described herein, the Company agrees to pay to the Escrow Agent an administrative fee of $1,500 paid upon execution of this Agreement.

9.    To induce the Escrow Agent to act hereunder, the undersigned further agrees that:

a.    The Escrow Agent may act in reliance upon any instrument or signature believed to be genuine and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so.

b.    The Escrow Agent may act relative hereto upon advice of counsel in reference to any matter connected herewith, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

c.    This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

d.    This Agreement shall be construed and enforced according to the laws of the State of New York.

e.    The rights created by this Agreement shall inure to the benefit of, and the obligations created thereby shall be binding upon, the successors and assigns of all parties to this Agreement.

10.    Whenever any notice, payment, or other communication is required to be given or delivered pursuant to this Agreement, such notice shall be given in writing and shall be delivered in person or by certified mail, return receipt requested, and shall be sufficiently given if personally delivered, or by mail addressed as follows:

If to the Company:	Express Systems Corporation 114 W. Magnolia Street, Suite 446 Bellingham, WA 98225 Tel: 800-661-7830
If to the Escrow Agent:	Rubin, Bailin, Ortoli LLP 405 Park Avenue - 15th Floor New York, NY 10022 Attn: William Rosenstadt Tel: 212-935-0900

or to such other address as either party hereto may have by written notice designated to the other party, given in accordance with this Paragraph 10.

11.    This Escrow Agreement may counterparts, each of which when taken together constitute a single document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

EXPRESS SYSTEMS CORPORATION

By:
Lawrence Rosenblatt, President

RUBIN, BAILIN, ORTOLI, MAYER & BAKER LLP

By:
William S. Rosenstadt, Esq.